EX - 11.1

COMPUTATION OF PER SHARE EARNINGS


                        SEAVIEW UNDERWATER RESEARCH, INC.
                                     EXHIBIT
                        COMPUTATION OF PER SHARE EARNINGS

                                                          QUARTER ENDED      QUARTER ENDED
                                                              MARCH 31,       MARCH 31,
                                                                2000             1999
                                                          -------------       -----------
Net  income ...........................................     $  (237,801)      $   57,693
                                                            ===========       ==========
Pro forma Net Income ..................................     $  (237,801)      $   37,621
                                                            ===========       ==========
Shares:
Basic weighted average number of shares outstanding ...       6,884,462        5,000,000
Additional shares adjusted-under nonvested stock for
     diluted earnings per share .......................               0          181,233
                                                            -----------       ----------

Diluted weighted average number of shares outstanding .       6,884,462        5,181,233
                                                            ===========       ==========

BASIC EARNINGS PER SHARE:
Net income ............................................     $      (.03)      $      .01
                                                            ===========       ==========
Pro forma Net Income ..................................            (.03)             .01
                                                            ===========       ==========
DILUTED EARNINGS PER SHARE:
Net income ............................................     $      (.03)      $      .01
                                                            ===========       ==========
Pro forma Net Income ..................................            (.03)             .01
                                                            ===========       ==========